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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):       June 25, 1995
                                                  ------------------------------


                         THE TRAVELERS INSURANCE COMPANY
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



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
Connecticut                       33-33691                       06-0566090
- ---------------            -----------------------           ------------------
(State or other            (Commission File Number)             (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)
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One Tower Square, Hartford, Connecticut                             06183
- ----------------------------------------                          ----------
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code:      (203)  277-0111
                                                   ----------------------------
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Item 5.  Other Events

On June 25, 1995, The Travelers Insurance Group Inc. ("TIGI") and The Travelers Insurance Company (the "Company"), both wholly owned subsidiaries of Travelers Group Inc. ("Travelers"), entered into a definitive agreement with MetLife HealthCare Holdings, Inc. ("MHH"), a subsidiary of Metropolitan Life Insurance Company ("MetLife"), The MetraHealth Companies, Inc. ("Metra") and United HealthCare Corporation ("United") and its acquisition subsidiary for the acquisition by merger of Metra by United. The Travelers entities and MHH each own 48.25% of Metra.

The terms of the transaction call for United to pay initial consideration to the stockholders of Metra of $1.65 billion, of which $1.15 billion is to be paid in cash and $500 million is to be paid in the form of convertible preferred stock of United. In addition, United will pay up to $350 million to the Metra stockholders, based on the operating results of Metra for 1995. In the event that Company Earnings (as that term is defined in the merger agreement) of Metra for 1995 are at least $190 million, the stockholders of Metra will be entitled to receive the full contingency payment. If Company Earnings for 1995 are less than $190 million, the contingency payment will be reduced ratably, and no payment will be due if such earnings are $155 million or less. The merger agreement provides that United will also pay two additional payments to the stockholders of Metra of up to $175 million each based on the earnings of the combined Metra and United for 1996 and 1997. In a related agreement, the Travelers entities have agreed to sell their right to the 1996 and 1997 additional payments to the MetLife entities for $35 million.

According to the terms of the merger agreement, the Travelers entities have elected to receive all cash for their portion of the initial consideration, and accordingly will receive a total of $831 million as a result of the merger and the related sale to the MetLife entities of the Travelers entities' share of the 1996 and 1997 additional payments. In addition, the Travelers entities will receive up to $169 million if a contingency payment for 1995 is made. Of these amounts, the Company will be entitled to receive approximately $708 million of the initial consideration and $144 million of the contingent consideration, with the balance to be received by TIGI.

The Boards of Directors of the Travelers entities and of MetLife and United have approved the merger. The merger is subject to customary regulatory approvals, including approvals from a number of state insurance commissions.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)    Exhibits.

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
              Exhibit No.           Description
              ----------------------------------------------------------------
              99.01                 Unaudited Pro Forma Consolidated Financial
                                    Information.
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   June 30, 1995               THE TRAVELERS INSURANCE COMPANY
                                              (Registrant)

                                     By: /s/Christine B. Mead
                                         ---------------------------
                                     Christine B. Mead
                                     Vice President - Finance and Controller
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                                EXHIBIT INDEX




              Exhibit No.           Description
              ----------------------------------------------------------------
              99.01                 Unaudited Pro Forma Consolidated Financial
                                    Information.